Exhibit 99.1

Index to The RiceX Company’s Consolidated Financial Statements

Page

Reports of Independent Registered Public Accounting Firms	2

Audited Annual Financial Statements	4
Consolidated Balance Sheets at December 31, 2004 and 2003	4
Consolidated Statements of Operations
for the Years Ended December 31, 2004 and 2003	5
Consolidated Statement of Shareholders' Equity
for the Years Ended December 31, 2004 and 2003	6
Consolidated Statements of Cash Flows
for the Years Ended December 31, 2004 and 2003	7
Notes to Consolidated Financial Statements	8

Unaudited Interim Financial Statements	18
Consolidated Balance Sheets at September 30, 2005 (Unaudited)	18
Consolidated Statements of Operations
for the Nine Months Ended September 30, 2005 and 2004 (Unaudited)	19
Consolidated Statements of Cash Flows
for the Nine Months Ended September 30, 2005 and 2004 (Unaudited)	20
Notes to Unaudited Consolidated Financial Statements	21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

The RiceX Company

We have audited the accompanying consolidated balance sheet of The RiceX Company and Subsidiary (the Company) as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2004, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Perry-Smith LLP

Sacramento, California
March 4, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

The RiceX Company

We have audited the accompanying consolidated balance sheets of The RiceX Company and Subsidiary (the Company) as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2003, and the results of their consolidated operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Stockton, California
February 20, 2004

THE RICEX COMPANY
CONSOLIDATED BALANCE SHEETS

ASSETS

	DECEMBER 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$1,034,913	$2,219,091
Trade accounts receivable, net of allowance
for doubtful accounts, $20,000 in 2004 and 2003	499,413	679,243
Inventories	401,554	340,513
Deposits and other current assets	91,978	76,214

Total current assets	2,027,858	3,315,061

PROPERTY AND EQUIPMENT, net	542,576	694,161
OTHER ASSETS, net	27,186	59,586

	$2,597,620	$4,068,808

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$811,055	$607,742
Deferred revenue	2,959	539,899

Total current liabilities	814,014	1,147,641

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, par value $.00l per share,
10,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, par value $.001 per share,
100,000,000 shares authorized, 36,713,274 and
38,060,238 shares issued and outstanding in
2004 and 2003, respectively	36,714	38,060
Additional paid-in capital	28,900,767	29,154,428
Accumulated deficit	(27,153,875)	(26,271,321)

Total shareholders' equity	1,783,606	2,921,167

	$2,597,620	$4,068,808

— See Notes to Consolidated Financial Statements —

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2004	2003
REVENUES:
Sales	$4,010,186	$3,511,295

TOTAL REVENUES	4,010,186	3,511,295

COST OF SALES	1,655,940	1,865,055

GROSS PROFIT	2,354,246	1,646,240

RESEARCH AND DEVELOPMENT EXPENSES	223,685	226,452
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,465,380	2,180,963
STOCK OPTION AND WARRANT EXPENSE	15,000	3,000
INVESTOR RELATIONS	61,948	104,423
PROFESSIONAL FEES	502,207	440,039

Loss from operations	(913,974)	(1,308,637)

OTHER INCOME (EXPENSE):
Interest and other income	33,070	17,864

Loss before income taxes	(880,904)	(1,290,773)

INCOME TAX expense	1,650	1,650

Net loss	$(882,554)	$(1,292,423)

BASIC AND DILUTED EARNINGS PER SHARE,
Net loss per share	$(.02)	$(.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,061,240	38,301,484

— See Notes to Consolidated Financial Statements —

THE RICEX COMPANY
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock		Additional Paid-In	Accumu- lated	Deferred Expenses Related to Equity	Total Share- holders'
	Shares	Amount	Capital	Deficit	Issuance	Equity
Balance, January 1, 2003	38,680,724	$38,681	$29,315,287	$(24,978,898)	$(57,418)	$4,317,652

Stock repurchase	(620,486)	(620)	(163,859)	--	--	(164,479)

Amortization of warrants
issued to former employees	--	--	3,000	--	--	3,000

Amortization of warrants
issued for consulting fees	--	--	--	--	57,418	57,418

Net loss for the year	--	--	--	(1,292,423)	--	(1,292,423)

Balance, December 31, 2003	38,060,238	38,060	29,154,428	(26,271,321)	--	2,921,167

Stock repurchase	(1,346,964)	(1,346)	(268,661)	--	--	(270,007)

Amortization of warrants
issued to employees	--	--	15,000	--	--	15,000

Net loss for the year	--	--	--	(882,554)	--	(882,554)

Balance, December 31, 2004	36,713,274	$36,714	$28,900,767	$(27,153,875)	$--	$1,783,606

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2004	2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(882,554)	$(1,292,423)
Adjustments to reconcile net loss to
net cash (used in) provided by operating activities:
Depreciation and amortization	230,475	380,019
Amortization of shares and warrants issued for
services, prepaid interest, and debt issuance cost	15,000	60,419
Net changes in operating assets and liabilities:
Trade accounts receivable	179,830	686,232
Inventories	(61,041)	(33,202)
Deposits and other current assets	(15,764)	24,968
Accounts payable and accrued liabilities	203,313	18,772
Deferred revenue	(536,940)	539,898

Net cash from operating activities	(867,681)	384,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, and other assets	(46,490)	75,177

Net cash from investing activities	(46,490)	75,177

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock and warrants	(270,007)	(164,480)

Net cash from financing activities	(270,007)	(164,480)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(1,184,178)	295,380
CASH AND CASH EQUIVALENTS, beginning of year	2,219,091	1,923,711

CASH AND CASH EQUIVALENTS, end of year	$1,034,913	$2,219,091

— See Notes to Consolidated Financial Statements —

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004 and 2003

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES.

        The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively, the “Company”), after the elimination of all inter-company balances and transactions.

        The Company is an agribusiness food technology company, which has developed a proprietary process to stabilize rice bran. RiceX is headquartered in El Dorado Hills, California and has stabilization equipment located at a rice mill in Northern California. The Company purchases raw rice bran from the mill and mill employees, under Company supervision, operate the Company’s equipment to stabilize rice bran. The Company pays a processing fee to the mill for this service. Under an agreement with the mill, the mill may use the Company’s equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to the Company. The Company intends to enter into additional relationships with rice processors as part of its overall business strategy.

        RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble and fiber concentrate forms of the Company’s rice bran products are produced at the Montana facility.

        The processing, formulation, packaging, labeling and advertising of the Company’s products are subject to regulation by one or more federal agencies. Congress enacted the Dietary Supplement Health Education Act of 1994 (“DSHEA”), which limits the FDA’s jurisdiction in regulating dietary supplements.

        A summary of the significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

        Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Concentration of credit risk – Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. The Company performs credit evaluations on its customers’ financial condition and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts on its receivables based upon expected collectibility of all accounts receivable. Uncollected accounts have not been significant.

        In 2004, three major customers each accounted for 13%, 12%, and 10% of sales, respectively. Accounts receivable includes amounts due from three customers comprising of 17%, 14%, and 12% of the total outstanding.

        In 2003, three major customers each accounted for 22%, 17%, and 7% of sales, respectively. Accounts receivable includes amounts due from two customers comprising 29% and 24% of the total outstanding.

        Cash and cash equivalents – Cash equivalents consist of highly liquid investments with an original or remaining maturity at the time of purchase of three months or less.

        Allowance for doubtful accounts – The Company provides an allowance for accounts receivable it believes it may not collect in full. It evaluates collectibility of its accounts based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations such as bankruptcy, it records a specific reserve. For all other customers, the Company recognized reserves for bad debts based on current and historical collection experience. Accounts receivable are considered delinquent based on contractual terms. The Company does not charge interest on delinquent accounts.

        Inventories – Inventories are stated at the lower of cost or market determined on a first-in, first-out basis. The costs associated with the milling process are allocated to inventory.

        Property and equipment – Property and equipment are stated at cost. Depreciation or amortization is computed on the straight-line method over the shorter of the estimated life of the asset or the lease term, generally ranging from three to ten years. Upon sales or retirement, the related cost and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is included in results of operations. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to operations when incurred.

        The estimated lives used in determining depreciation and amortization are:

Buildings	10 years
Equipment	5 - 7 years
Leasehold improvements	7 years
Furniture and fixtures	5 - 7 years

        Deferred expenses related to equity issuance – Costs incurred in connection with equity issuances are deferred and are amortized over the terms of the related service.

        Revenue recognition – Revenues from product sales are recognized as products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

        Shipping and handling – Shipping and handling expenses totaled $61,000 and $74,000 in 2004 and 2003, respectively, and are captured in SG&A.

        Research and development – Research and development costs are expensed when incurred.

        Stock options – At December 31, 2004 and 2003, the Company has one stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. During 2004, the amount of $15,000 stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price lower than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial

Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	DECEMBER 31,
	2004	2003
Net loss, as reported	$(882,554)	$(1,292,423)
Deduct: Total stock-based employee
compensation expense determined
under fair value based method for all awards	(73,100)	(45,600)

Pro forma net loss	$(955,654)	$(1,338,023)

Loss per share:
Basic and diluted net loss per share - as reported	$(0.02)	$(0.03)
Basic and diluted net loss per share - pro forma	$(0.03)	$(0.04)
Weighted average fair value of options granted
to employees during the year	$0.21	$0.15

        Net loss per share – Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each period. Diluted loss per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options or warrants. For the years ended December 31, 2004 and 2003 there is no difference between basic and diluted loss per share, as there were no dilutive stock options.

        Income taxes – Deferred income tax assets and liabilities result from the future tax consequences associated with temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not, that all, or some portion, of such deferred tax assets will not be realized.

        Accounting for long-lived assets – Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a non-discounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There has been no impairment recognized in these consolidated financial statements.

        Reclassifications – Certain reclassifications have been made to the 2003 financial information to conform to the 2004 presentation.

      Recent accounting pronouncements –

        Consolidation of Variable Interest Entities (VIE). In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities (VIE). It defined a VIE as a corporation, partnership, trust, or any other legal structure used for the business purpose that either a) does not have equity investors with voting rights or b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This interpretation will require a VIE to be consolidated or deconsolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities or entitled to receive a majority of the entity’s residual return. The Company does not have any VIE and accordingly the implementation of FIN 46 did not have any impact on the Company’s financial position or results of operations.

        Amendment of Statement 133 on Derivative Instruments and Hedging Activities. In April 2003, FASB issued Statement No. 149 (“Statement No. 149”), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement No. 149 is effective for contracts entered into or modified after June 30, 2003. Adoption of Statement No. 149 did not result in an impact on the Company’s statement of financial position or results of operations.

        Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. In May 2003, FASB issued Statement No. 150 (“Statement No. 150”), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. Adoption of Statement No. 150 did not result in an impact on the Company’s statement of financial position or results of operations.

        Share-based Payments. In December 2004, the FASB issued Statement No. 123 (revised 2004) (“Statement No. 123(R)”), Share-based Payments. Statement No. 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options, granted to employees. The Company is required to apply Statement No. 123(R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt Statement No. 123(R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by Statement No. 123. Statement No. 123(R) is effective for the first reporting period beginning after June 15, 2005. Management has not completed its evaluation of the effect that Statement No. 123(R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

        Inventory Costs. In November 2004, the FASB issued Statement No. 151 (“Statement No. 151”), Inventory Costs. Statement No. 151 amends the guidance in Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” Statement No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, Statement No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement No. 151 is effective for fiscal years beginning after June 15, 2005. Management has not completed its evaluation of the effect that Statement No. 151 will have on the Company’s financial statements.

NOTE 2 – INVENTORY.

        Inventory consists of the following:

	DECEMBER 31,
	2004	2003
Finished goods	$307,456	$240,708
Packaging	94,098	99,805

	$401,554	$340,513

NOTE 3 – PROPERTY AND EQUIPMENT.

        Property and equipment consist of the following:

	DECEMBER 31,
	2004	2003
Land and buildings	$380,154	$380,154
Equipment	4,619,726	4,593,237
Leasehold improvements	381,642	381,642
Furniture and fixtures	228,071	208,071

	5,609,593	5,563,104
Less accumulated depreciation
and amortization	(5,067,017)	(4,868,943)

	$542,576	$694,161

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.

        Accounts payable and accrued liabilities consist of the following:

	DECEMBER 31,
	2004	2003
Trade accounts payable	$287,751	$203,591
Other accrued liabilities	523,304	404,151
Deferred revenue	2,959	539,899

	$814,014	$1,147,641

        Included in “Other accrued liabilities” at December 31, 2004 is $250,000 for the severance cost of two executives whose resignations from the Company were finalized in January 2005.

NOTE 5 – COMMITMENTS AND CONTINGENCIES.

        The Company leases office, laboratory and warehouse space under operating leases which expire in 2006 and 2009. The Company has the unilateral right to terminate the facilities’ operating leases with six months’ written notice. Rent expense under operating leases was $77,350 and $59,577 for the years ended December 31, 2004 and 2003, respectively.

        The following is a schedule of future minimum lease payments required under the above leases:

         Year ending December 31,

2005	126,592
2006	94,944

Total	$221,536

        Lease expenses of $4,000 per month on a month-by-month basis for a warehouse facility in West Sacramento, California are included in the 2005 and 2006 minimum lease payments.

NOTE 6 – SHAREHOLDERS’ EQUITY.

        Common and preferred stock. In conjunction with its re-incorporation in Delaware, the Company increased its authorized number of common shares from 50,000,000 to 100,000,000, authorized 10,000,000 shares of preferred stock which may be issued from time to time, in one or more series, and authorized its Board of Directors to establish the rights, preferences and privileges of each such series, when issued. At December 31, 2004 and 2003, an aggregate of 18,971,047 and 21,222,716 shares, respectively, of the Company’s common stock was reserved for future issuance upon the exercise of stock options and warrants.

        Stock issued for services. None.

        Conversion of debt to equity. None.

        Private placement. During 2000, the Company issued 182,137 shares of common stock and warrants to purchase 182,137 shares of common stock for cash proceeds of $116,400 in conjunction with a $6 million dollar private placement. The warrants, which expire three years from issue date, have an exercise price for the first year of $1.00 per share, for the second year of $1.25 per share and for the third year of $1.50 per share. As of December 31, 2003, all warrants issued in conjunction with this private placement had expired.

        Repurchase of common stock. In 2002, the Board of Directors approved resolutions authorizing the Company to repurchase up to a total of $1,000,000 of its own stock on the open market for a period of one year. The Company repurchased 620,486 shares of its own stock on the open market during the year ended December 31, 2003. In April 2004, the Board of Directors approved an agreement authorizing the Company to purchase 1,346,964 common shares of its own stock and 3,030,669 warrants in a private transaction. This was the only purchase transaction through the period ended December 31, 2004. The Company paid $270,007 for the shares and warrants at an average cost of $0.20 per share.

        Warrants and non-qualified stock options issued. At December 31, 2004 and 2003, warrants and non-qualified stock options outstanding were as follows:

Shares issuable under warrants and non-qualified options	Number of Shares	Exercise Price Per Share	Exercise Period
Balance, January 1, 2003	18,330,923	$0.70 - $1.65	1 - 10 years
Canceled during the year	(4,091,207)	$0.75 - $1.50	3 - 5 years

Balance, December 31, 2003	14,239,716	$0.70 - $1.65	1 - 10 years
Issued during the year	75,000	$ 0.18	3 years
Expired during the year	(25,000)	$ 0.75	5 years
Canceled during the year	(3,030,699)	$ 0.70	5 years

Balance, December 31, 2004	11,259,047	$0.18 - $1.65	3 - 10 years

        The balances outstanding at December 31, 2004 and 2003 include incentive warrants to purchase 6,030,582 and 7,714,287 shares, respectively, which are restricted from sale and or transfer until such time when certain sales targets are achieved.

        Stock option plan. The Company has 10,000,000 shares of common stock reserved for grant to its officers, directors and key employees under its stock option plan (the “Plan”). At December 31, 2004, options to purchase 7,712,000 shares of common stock had been granted under the Plan and 2,288,000 shares were available for future grants. Options granted pursuant to the Plan have lives of 10 years from the date subject to earlier expiration in certain cases, such as termination of the grantees’ employment. Options vest 1/3 on the date of the grant, 1/3 on the first anniversary, and 1/3 on the second anniversary. Stock option information is as follows:

	Weighted-Average Number of Shares	Exercise Price

Shares under option at January 1, 2003	6,849,000	$.66
Granted	330,000.24
Forfeited	(196,000)	.32

Shares under option at December 31, 2003	6,983,000.65
Granted	750,000.21
Forfeited	(21,000)	.30

Shares under option at December 31, 2004	7,712,000	$.61

Options exercisable at December 31, 2004	7,220,333	$.64

        The weighted average fair value of the options granted in 2004 and 2003 were $0.21 and $0.15 respectively.

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$ 0.15-0.30	1,350,000	8.40	0.23	858,333	$ 0.25
0.36-0.40	1,450,000	6.71	0.38	1,450,000	0.38
0.72-0.79	4,772,000	4.68	0.75	4,772,000	0.75
1.81	140,000	3.69	1.81	140,000	1.81

$ .15 - $1.81	7,712,000	6.91	0.61	7,220,333	$ 0.64

Pro Forma Information related to Option Grants

        Pro forma information regarding net income and earnings per share is required by Statement No. 123 for awards granted after December 31, 1995, as if the Company had accounted for its stock-based awards to employees under the fair value method of Statement No. 123. The fair value of the Company’s stock-based awards to employees was estimated using a Black-Scholes option pricing model. The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The effects of applying Statement No. 123 in this pro forma disclosure are not indicative of future amounts. The fair value of the Company’s options grants under the 1997 plan was estimated assuming no expected dividends and the following weighted-average assumptions:

	2004	2003
Expected life (years)	3	3
Expected volatility	104%	103%
Risk-free interest rate	2.06%	1.50%

NOTE 7 – EMPLOYEE BENEFIT PLAN.

        The Company has a 401(k) plan, The RiceX Company 401(k) Profit Sharing Plan & Trust, which requires an employee to have completed one year of service and attained the age of 21 to participate in the plan. The Company contributes 3% of each employee’s salary annually to the plan regardless of employee participation. Additionally, the Company may, at its discretion, make additional employer contributions. In order to participate in the plan, the employee must work 1000 hours in and be employed on the last day of the plan year. Employees are immediately vested in company contributions. Plan contributions amounted to $36,000 in each of 2004 and 2003.

NOTE 8 – RELATED PARTY TRANSACTIONS.

        Ms. Patricia McPeak, the spouse of Daniel L. McPeak, Sr., Chairman of the Board of Directors of the Company and its Chief Executive Officer until March 31, 2004, served as a director of the Company from its formation in 1989 until the expiration of her term on June 29, 2001. From February 1989 to March 2000, Ms.

McPeak also served as the President of the Company. Ms. McPeak, who resigned that position on March 31, 2000, retained her seat on Board of Directors until June 29, 2001, at which time her term expired.

        Ms. McPeak is an officer and director of NutraCea (formerly NutraStar), a California corporation. NutraStar changed its name to NutraCea in November 2003. In late 2001, the Company entered into an Exclusive Distribution Agreement and Licensing Agreement with NutraStar. This agreement was terminated in July 2002 for NutraStar’s failure to meet certain performance requirements as specified in the Exclusive Distribution Agreement. Also during December 2001 the Company agreed to cancel $190,000 of NutraStar’s indebtedness in exchange for 190,000 shares of NutraStar’s Series A preferred stock. Subsequently, in 2004, the Company put 130,000 shares back to NutraCea for $130,000 under a put provision and sold 60,000 shares in the open market for $52,000. The Company has recognized sales to NutraCea of $405,000 and $229,000 during 2004 and 2003, respectively.

        In connection with the conversion of a $2,500,000 note to equity in 2000, the Company issued common stock and warrants to two principle parties, one of which is GBV Intermark Fund, LLC. The manager of this fund was appointed to the Company’s Board of Directors in October 2000 until the expiration of his term in June 2003. The shares of RiceX common stock and warrants issued to GBV Intermark Fund, LLC, were acquired by Intermark Group Holdings, LLC, on April 4, 2002 in a private transaction. The principal owner of Intermark Group Holdings, LLC was elected to the Company’s Board of Directors in June 2003. Mr. Lintzenich remains on the Company’s Board.

NOTE 9 – INCOME TAXES.

        The provision for income taxes on the statements of income consists of $1,650 for each of the years ended December 31, 2004 and 2003. Deferred tax assets (liabilities) are comprised of the following:

	DECEMBER 31,
	2004	2003
Net operating loss carryforward	$5,562,000	$4,768,000
Options and warrants	--	--
Accrued reserves	64,000	326,000
Research costs	714,000	770,000
Fixed assets	124,000	228,000
Other	--	--

	6,464,000	6,092,000
Less valuation allowance	(6,464,000)	(6,092,000)

	$--	$--

        Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004 and 2003, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014.

        Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carryforwards before utilization.

        The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2004 and 2003) to income before taxes as follows:

	DECEMBER 31,
	2004	2003
Computed expected tax	$(300,069)	$(438,863)
Change in valuation allowance	372,000	1,220,000
Change in carryovers and tax attributes	(70,281)	(779,487)

	$1,650	$1,650

NOTE 10 – SUPPLEMENTAL CASH FLOW INFORMATION.

	DECEMBER 31,
	2004	2003
Non-cash activities:
Amortization/issuance of common stock and
warrants for services	$15,000	$60,419

NOTE 11 – FAIR VALUE OF FINANCIAL INSTRUMENTS.

        The fair value of the Company’s financial instruments approximated carrying value at December 31, 2004 and 2003. The Company’s financial instruments include cash and accounts receivable for which the carrying amount approximates fair value due to the short maturity of the instruments.

THE RICEX COMPANY
CONSOLIDATED BALANCE SHEET
(Unaudited)

ASSETS	September 30, 2005

CURRENT ASSETS:
Cash and cash equivalents	$ 546,148
Trade accounts receivable, net	407,618
Inventories	398,038
Deposits and other current assets	44,043

Total current assets	1,395,847

PROPERTY AND EQUIPMENT, net	475,026

OTHER ASSETS	2,886

$ 1,873,759

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$ 765,876
Unrecognized revenue	5,461
Current portion of long-term debt	5,433

Total current liabilities	776,770
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	11,059

Total liabilities	787,829

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.00l per share, 10,000,000 shares authorized, no
shares issued and outstanding	--
Common stock, par value $0.001 per share, 100,000,000 shares authorized,
36,813,274 shares issued and outstanding	36,813
Additional paid-in capital	31,908,417
Accumulated deficit	(30,859,300)

Total shareholders' equity	1,085,930

$ 1,873,759

— See Notes to Consolidated Financial Statements —

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Revenues:
Sales	$2,767,255	$2,736,188
Royalties	13,324	--

Total revenues	2,780,579	2,736,188

Cost of sales	1,123,812	1,077,848

Gross Profit	1,656,767	1,658,340

Research and development expenses	181,873	164,451
Selling, general and administrative expenses	4,399,772	1,653,405
Professional fees	719,808	338,001
Investor relations fees	67,634	56,993

Loss from operations	(3,712,320)	(554,510)
Other income:
Interest and other income	9,119	28,547
Loss before provision for income taxes	(3,703,201)	(525,963)

Income tax expense	(2,226)	(1,589)

Net loss	$(3,705,427)	$(527,552)

Basic and diluted earnings per share:
Net loss per share	$(0.10)	$(0.01)

Weighted average number of shares outstanding	36,721,625	36,713,274

— See Notes to Consolidated Financial Statements –

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flow from operating activities:
Net loss	$(3,705,427)	$(527,552)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	137,574	157,856
Issuance of stock options	--	15,000
Stock-based compensation	2,967,750	--
Deferred revenue, net	2,502	(477,838)

Net changes in operating assets and liabilities:
Trade accounts receivable	91,795	273,297
Inventories	3,516	(34,583)
Deposits and other current assets	47,935	(40,705)
Accounts payable and accrued liabilities	(28,687)	(77,299)

Net cash used in operating activities	(483,042)	(711,824)

Cash from investing activities:
Purchases of property, and equipment, net	(45,723)	(30,687)

Net cash used in investing activities	(45,723)	(30,687)

Cash flows used in financing activities:
Proceeds from issuance of common stock in exercise of options	40,000	--
Retirement of common stock	--	(270,005)

Net cash provided by (used in) financing activities	40,000	(270,005)

Net decrease in cash and cash equivalents	(488,765)	(1,012,516)
Cash and cash equivalents, beginning of period	1,034,913	2,219,091

Cash and cash equivalents, end of period	$546,148	$1,206,575

— See Notes to Consolidated Financial Statements —

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2005

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES.

        The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly-owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc. and referred to hereinafter as “RiceX Nutrients”). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively “we,” “us” or “our”), after the elimination of all inter-company balances and transactions.

        We are an agribusiness food technology company and have developed a proprietary process to stabilize rice bran. We are headquartered in El Dorado Hills, California and have stabilization equipment located at a rice mill in Northern California. We purchase raw rice bran from this mill and mill employees, under our supervision, operate our equipment to stabilize the rice bran. We pay a processing fee to the mill for this service. Under an agreement with the mill, the mill may use our equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to us under certain conditions. As the need arises, we intend to enter into additional relationships with rice processors as part of our overall business strategy.

        RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble, dextrinized, and fiber concentrate forms of our rice bran products are produced at the Montana facility.

        We are subject to regulations that govern the processing, formulation, packaging, labeling and advertising of our products. However, our principal operations are governed by the Dietary Supplement Health Education Act of 1994, which limits the regulatory authority and jurisdiction of most state and federal agencies, including the U.S. Food and Drug Administration.

        On April 4, 2005, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with NutraCea and Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea (“Merger Sub”). On the effective date of the merger, and pursuant to the Merger Agreement, Merger Sub will be merged with and into RiceX (the “Merger”), and RiceX will become a wholly-owned subsidiary of NutraCea.

        Simultaneous with the execution of the Merger Agreement, on April 4, 2005, all of our directors and three of our executive officers (collectively, the “RiceX Affiliates”) each entered into voting agreements with NutraCea (the “NutraCea Voting Agreements”). Additionally, on April 4, 2005, three of NutraCea’s executive officers each entered into voting agreements with us (the “RiceX Voting Agreements” and, together with the NutraCea Voting Agreements, the “Voting Agreements”). Under the terms of the Voting Agreements, the executive officers and directors of NutraCea and RiceX agreed to vote their shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. Also on April 4, 2005, each of the RiceX Affiliates entered into Affiliate Agreements with NutraCea (the “Affiliate Agreements”), pursuant to which the RiceX Affiliates have agreed to certain restrictions on the sale of the shares of NutraCea common stock to be received by them in connection with the Merger. For additional information regarding the Voting Agreements and the Affiliate Agreements, please refer to the form of Voting Agreement and form of Affiliate Agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 4, 2005.

        At separate special meetings of shareholders held on September 28, 2005, the respective shareholders of NutraCea and RiceX approved the Merger between the two companies.

        On October 4, 2005, NutraCea, through Merger Sub, consummated its acquisition of RiceX pursuant to the terms of the Merger Agreement. At the effective time of the Merger, Merger Sub merged with and into RiceX, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the Merger, each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

        At the completion of the Merger, the stockholders of RiceX received 28,272,226 shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

        In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“FAS”) No. 123 (revised 2005), Share Based Payments (“FAS No. 123(R)”). FAS No. 123(R) requires us to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. In April 2005, the SEC adopted a rule that effectively defers the compliance date of FAS No. 123(R) to January 1, 2006. Our management has not completed its evaluation of the effect that FAS No. 123(R) will have on us, but believes that the effect will be consistent with our previous pro-forma disclosure. For additional information regarding the effects of FAS No. 123(R), please see Section 7 of these Notes to Unaudited Consolidated Financial Statements.

        In November 2004, the FASB issued FAS No. 151, Inventory Costs. FAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current-period charges. Further, FAS No. 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. FAS No. 151 is effective for inventory costs incurred beginning in the first quarter of 2006. We are currently evaluating the effect of FAS No. 151 on our financial statements and related disclosures.

        On June 7, 2005, the FASB issued FAS No. 154, Accounting Changes and Error Corrections, a replacement of Accounting Principles Board (“APB”) Opinion No. 20, Accounting Changes, and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition of a cumulative effect adjustment within net income of the period of the change. FAS No. 154 requires retrospective application of prior periods’ financial statements, unless it is impracticable to determine either the period-specific effect or the cumulative effect of the change. FAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however it does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of FAS No. 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

        There have been no changes in our significant accounting policies as set forth in our audited financial statements for the year ended December 31, 2004, which statements were included in our Form 10-KSB for such year. These unaudited financial statements for the nine months ended September 30, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results expected for the full year.

2.	INVENTORY.

        At September 30, 2005, inventories are composed of $289,000 of finished goods and $109,000 of packaging supplies.

3.	PROPERTY AND EQUIPMENT.

        At September 30, 2005, property and equipment consist of the following:

Land and buildings	$380,154
Equipment	4,665,447
Leasehold improvements	381,642
Furniture and fixtures	228,071

5,655,314
Less accumulated depreciation and amortization	(5,180,288)

$475,026

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.

        At September 30, 2005, accounts payable and accrued liabilities consist of the following:

Trade accounts payable	$538,212
Accrued liabilities	227,664

$765,876

5.	NET INCOME (LOSS) PER SHARE.

        Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during all periods presented. Options and warrants are excluded from the basic net income (loss) per share calculation because they are currently anti-dilutive.

6.	CONCENTRATION OF CREDIT RISK.

        Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. We perform credit evaluations on our customers’ financial condition and generally do not require collateral on accounts receivable. We maintain an allowance for doubtful accounts on our receivables based upon expected collection of all accounts receivable. Uncollected accounts have not been significant.

        For the nine months ended September 30, 2005, one customer accounted for 12% of sales. At September 30, 2005, accounts receivable due from this one customer were 22% of the total aged outstanding accounts receivable.

7.	OTHER INFORMATION.

        Stock Options. At September 30, 2005, we had one stock-based employee compensation plan. We account for this plan under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Options are granted under our employee compensation plan at an exercise price equal to the market value of the underlying common stock on the respective dates of grant; except that 6,595,000 options were modified in March 2005 making them subject to variable accounting treatment. The following table illustrates the effect on net loss and earnings (loss) per share if we had applied the fair value recognition provisions of FAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Nine Months Ended September 30,
	2005	2004
Net loss, as reported	$(3,705,427)	$(527,552)
Deduct: Total stock-based employee compensation expense determined under
fair value based method for all awards	$(179,700)	101,700
Pro forma net income	$(3,525,727)	$(629,252)
Earnings per share:
Basic and diluted net income per share - as reported	$(0.10)	$(0.01)
Basic and diluted net income per share - pro forma	$(0.10)	$(0.01)
Weighted average fair value of options granted to employees during the
quarter	$0.11	$0.19

        In March 2005, our board of directors granted non-statutory stock options to our officers, directors and key employees to acquire an aggregate of 2,917,333 shares of common stock at an exercise price of $0.30 per share. The estimated fair value of $0.11 per share, determined by using the Black-Scholes option-pricing model assuming a life of three years, volatility of 111% and a risk free rate of 3.79%. Approximately half of the options granted, or 1,334,000 options, were fully vested and exercisable on the date of grant. Another 1,333,333 options vest proportionately on a monthly basis over thirty-six months and 250,000 become fully vested at the end of twelve months. All options expire in September 2015.

        Also in March 2005, our board of directors approved the modification of 6,595,000 non-statutory stock options ranging in exercise price from $0.19 to $1.81 per share by changing the exercise prices to $0.30 per share. These non-statutory options were granted to officers, directors and key employees from 1996 to 2005. Our board of directors also approved the re-pricing of 400,000 non-statutory stock options held by non-employee directors to change the exercise prices thereof, which were below $0.30 per share, to $0.30 per share. An additional 700,000 stock options held by non-employee directors, with exercise prices ranging from $0.30 to $1.66 per share, were not modified. According to the pending Merger transaction with NutraCea, the underlying option shares may not be sold or otherwise transferred without the prior written consent of NutraCea until after the third anniversary of the closing of the Merger. Our management believes the consequence of re-pricing these options is that the awards will be subject to variable accounting treatment from the date of the modification to the date the award is exercised, forfeited or expires unexercised. In two non-cash transactions relating to the variable accounting treatment of modified options, compensation expense was recognized in June 2005 of $660,000 as the market price was $0.40 for the options that were re-priced at $0.30, and in September 2005 compensation expense was recognized in the amount of $2,298,000, as the market price of $0.75 per share on September 30, 2005 was above the modified exercise price of $0.40 per share previously adjusted for variable accounting.

        In September 2005, a former employee exercised options pursuant to The RiceX Company 1997 Stock Option Plan. We issued 100,000 shares of common stock as a result of this transaction.

        Revenue Recognition. We derive our revenue primarily from product sales. Product is shipped when an approved purchase order is received. Products shipped by us are generally sold FOB Origin, with the customer taking title to the product once it leaves our warehouse via common carrier. At this point, the price to the customer is fixed and determinable, and collectibility is reasonably assured. On occasion, we enter into negotiated sales agreements to provide products to governments in underdeveloped countries. In these situations, each contract is individually evaluated to determine appropriate revenue recognition. Each delivery is generally considered to be a separate unit of accounting for the purposes of revenue recognition and, in all instances, persuasive evidence of an arrangement, delivery, pricing and collectibility must be determined or accomplished, as applicable, before revenue is recognized. In the case of partial shipments, the specific amounts of revenue recognized upon each partial shipment of the products is determined by allocating a portion of the aggregate purchase price to each such shipment, based upon the proportion that the amount of products contained in each such shipment bears to the total amount of products delivered under the memorandum of understanding. In addition, if the contract includes customer acceptance provisions, no revenue is recognized until customer acceptance occurs. We are not obligated, under the terms of our contracts, to refund payments for which shipments have been made and, if applicable, accepted, even under circumstances in which we would be unable to fulfill the remaining balance of product ordered under the contract.

        Regarding sales from underdeveloped countries in which third party financing is involved, all such revenue derived under these arrangements is historically prepaid prior to any shipments of our product. Revenue is accounted for at the point of shipment FOB Origin, unless accompanied by a memorandum of understanding detailing the requirement of customer acceptance in order to transfer title, in which case revenue is recognized at the time of such acceptance.

        Our royalty fees are generally recognized when it is probable that an economic benefit will flow to us, the amount of the benefit can be reliably measured and collectibility is reasonably assured.

        Income Taxes. Future tax benefits are subject to a valuation allowance when management is unable to conclude that our deferred tax assets will more likely than not be realized from the results of operations.  The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based on historical taxable income and projections for future taxable income over the periods in which the deferred tax assets become deductible, management believes it more likely than not that we will not realize benefits of these deductible differences as of September 30, 2005.  Management has, therefore, established a full valuation allowance against our net deferred tax assets as of September 30, 2005.